UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2007

FLEXTRONICS INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in Its Charter)

Singapore	0-23354	Not Applicable
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Marina Boulevard, # 28-00, Singapore		018989
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (65) 6890-7188
Not Applicable
(Former name or former address, if changed since last report)
                    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement
     On October 1, 2007, Flextronics International Ltd. (the “Company”) completed its acquisition (the “Merger”) of Solectron Corporation (“Solectron”) pursuant to the terms of the Agreement and Plan of Merger, dated as of June 4, 2007 (the “Merger Agreement”), among the Company, Solectron and Saturn Merger Corp., a wholly-owned subsidiary of the Company.
     In connection with the Merger, the Company entered into a $1.759 billion term loan facility, dated as of October 1, 2007 (the “Term Loan Agreement”), with Flextronics International USA, Inc., as U.S. Borrower, Citicorp North America, Inc., as Administrative Agent, Citigroup Global Markets Inc. (“Citigroup”), as Sole Lead Arranger, Bookrunner and Syndication Agent and the Lenders from time to time party thereto. The term loan facility was provided for the purposes of consummating the Merger and paying related fees and expenses. In addition, up to $650 million of the term loan facility, under which $1.109 billion was borrowed on the closing date, may be drawn after closing on up to three occasions (the “Delayed Draw Facility”). The Delayed Draw Facility, which is available for 90 days, may be used to pay the applicable repurchase or redemption price in connection with Solectron’s 8% Senior Subordinated Notes due 2016 and 0.5% Senior Convertible Notes due 2034, and any related fees and expenses. A portion of the Delayed Draw Facility is also available to pay Merger-related costs.
     Of the borrowings made on the closing date, $500 million matures five years from the date of the Term Loan Agreement and the remainder matures in seven years. The maturity date of any Delayed Draw Facility loans will be seven years from the date of the Term Loan Agreement. Loans will amortize in quarterly installments in an amount equal to 1% per annum with the balance due at the end of the fifth or seventh year, as applicable. The Company may prepay the loans at any time at 100% of par for any loan with a five year maturity and at 101% of par for the first year and 100% of par thereafter, for any loan with a seven year maturity, in each case plus accrued and unpaid interest and reimbursement of the Lenders’ redeployment costs.
     Borrowings under the Term Loan Agreement bear interest, at the Company’s option, either at (i) the base rate (the greater of the Administrative Agent’s prime rate or the federal funds rate plus 0.50%) plus a margin of 1.25%; or (ii) LIBOR (the London Interbank Offered Rate) plus a margin of 2.25%. In addition, during the period that the Delayed Draw Facility is available, the Company is required to pay a quarterly commitment fee ranging from 0.25% to 0.50% per annum on the unutilized portion of the Delayed Draw Facility, depending on the date of determination.
     The Term Loan Agreement is unsecured, and contains customary restrictions on the ability of the Company and its subsidiaries to (i) incur certain debt, (ii) make certain investments, (iii) make certain acquisitions of other entities, (iv) incur liens, (v) dispose of assets, (vi) make non-cash distributions to shareholders, and (vii) engage in transactions with affiliates. These covenants are subject to a number of significant exceptions and limitations. The Term Loan Agreement also requires that the Company maintain a maximum ratio of total indebtedness to EBITDA (earnings before interest expense, taxes, depreciation and amortization), during the term of the Term Loan Agreement. Borrowings under the Term Loan Agreement are guaranteed by the Company and certain of its subsidiaries.
     The foregoing description of the Term Loan Agreement is not complete and is qualified in its entirety by reference to the complete text of the Term Loan Agreement, which is filed as Exhibit 10.1 to this Report on Form 8-K and is incorporated by reference into this Item 1.01.
     Citicorp North America, Inc. and its affiliates and future lenders under the Term Loan Agreement and/or their affiliates have from time to time performed and may in the future perform various commercial banking, investment banking and other financial advisory services for the Company and/or its subsidiaries in the ordinary course of business, for which they received or will receive customary fees and commissions. Citigroup acted as financial advisor to the Company in connection with the Merger and will receive a fee for such services.
Item 2.01  Completion of Acquisition or Disposition of Assets
     On October 1, 2007, the Company completed the Merger described above. Pursuant to the terms of the Merger Agreement, Solectron stockholders elected to receive either 0.3450 of an ordinary share of the Company or $3.89 in cash for each share of Solectron common stock, subject to proration due to minimum and maximum limits on the amount of stock consideration and cash consideration. Based on the election results and the terms of the Merger Agreement, the Company will pay approximately $1.07 billion in cash and issue approximately 221.8 million of its ordinary shares pursuant to the Merger.
     This foregoing description of the Merger is not complete and is qualified in its entirety by the complete text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Report on Form 8-K filed by the Company on June 4, 2007 and is incorporated by reference into this Item 2.01. A copy of the press release announcing the completion of the Merger was filed as Exhibit 99.1 to the Report on Form 8-K filed by the Company on October 1, 2007 and is incorporated by reference into this Item 2.01. The disclosures in Item 1.01 are incorporated by reference into this Item 2.03.
Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     (a) The disclosures in Item 1.01 are incorporated by reference into this Item 2.03.
Item 2.04  Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
     The Merger (as defined in Item 1.01) constitutes a “Change in Control” as defined under: (i) the Indenture dated as of February 21, 2006 (the “8% Notes Indenture”), among Solectron Global Finance Ltd. (“Financeco”), as Issuer, Solectron and U.S. Bank National Association, as Trustee (the “Trustee”), relating to Financeco’s 8% Senior Subordinated Notes due 2016 (the “8% Notes”); (ii) the Indenture dated as of February 17, 2004 (the “Original Convertible Notes Indenture”) between Solectron and the Trustee, relating to Solectron’s 0.50% Convertible Senior Notes due February 15, 2034 (the “Original Convertible Notes”), and (iii) the Indenture dated as of February 16, 2005 (together with the Original Convertible Notes Indenture, the “Convertible Notes Indentures”) between Solectron and the Trustee, relating to Solectron’s 0.50% Convertible Senior Notes, Series B, due February 15, 2034 (together with the Original Convertible Notes, the “Convertible Notes”).
     On October 1, 2007, Financeco commenced a change in control offer to repurchase, as required by the 8% Notes Indenture, pursuant to which Financeco is offering to repurchase any and all of the $150.0 million aggregate principal amount of 8% Notes outstanding at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the date of repurchase. Any 8% Notes tendered pursuant to the repurchase offer will be repurchased on October 31, 2007. Separately, Financeco notified holders of its outstanding 8% Notes that it is exercising its right to redeem the 8% Notes prior to maturity pursuant to the optional redemption procedures provided for under the 8% Notes Indenture. The 8% Notes will be redeemed at 100% of the principal amount of the 8% Notes, plus (i) accrued and unpaid interest to, but not including, the date of redemption, and (ii) the make-whole premium provided for under the 8% Notes Indenture. The redemption date will be October 31, 2007.

     On or before October 31, 2007, Solectron will commence change in control offers to repurchase, as required by the Convertible Notes Indentures, pursuant to which Solectron will offer to repurchase any and all of the approximately $450 million aggregate principal amount of Convertible Notes outstanding at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the date of repurchase. Any Convertible Notes tendered pursuant to these repurchase offers are expected to be repurchased on or before December 14, 2007.
Item 9.01  Financial Statements and Exhibits
     (d)  Exhibits
               The following exhibits are filed with this Report on Form 8-K:

Exhibit

2.1*	Agreement and Plan of Merger, dated as of June 4, 2007, between Flextronics International Ltd., Solectron Corporation and Saturn Merger Corp.

10.1	Term Loan Agreement, dated as of October 1, 2007, among Flextronics International Ltd., as a Borrower, Flextronics International USA, Inc., as U.S. Borrower, Citicorp North America, Inc., as Administrative Agent, Citigroup Global Markets Inc., as Sole Lead Arranger, Bookrunner and Syndication Agent and the Lenders from time to time party thereto.

*	Incorporated by reference to the Company’s Report on Form 8-K filed with the Securities and Exchange Commission on June 4, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXTRONICS INTERNATIONAL LTD.
Date: October 5, 2007	By:	/s/ Thomas J. Smach
		Name:	Thomas J. Smach
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit

2.1*	Agreement and Plan of Merger, dated as of June 4, 2007, between Flextronics International Ltd., Solectron Corporation and Saturn Merger Corp.

10.1	Term Loan Agreement, dated as of October 1, 2007, among Flextronics International Ltd., as a Borrower, Flextronics International USA, Inc., as U.S. Borrower, Citicorp North America, Inc., as Administrative Agent, Citigroup Global Markets Inc., as Sole Lead Arranger, Bookrunner and Syndication Agent and the Lenders from time to time party thereto.

*	Incorporated by reference to the Company’s Report on Form 8-K filed with the Securities and Exchange Commission on June 4, 2007.